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                                                                    Exhibit 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Pharma Patch Public Limited Company

    We consent to the use of our report on Pharma Patch Public Limited Company included herein and to the reference to our firm under the heading "Experts" in the Prospectus.








                                           KPMG Peat Marwick LLP

Short Hills, New Jersey
August 9, 1996